LOAN AGREEMENT

This Loan Agreement is made and entered into this 31st day of January, 2013, by and between UNATION, LLC, a Delaware limited liability company (the "Borrow- er"), and Marqesas Capital Partners, LLC a Delaware limited liability company (the "Lender").

BACKGROUND:

WHEREAS, the Borrower has requested that the Lender loan to the Borrower up to $2,500,000 in the form of a term loan, which sum is to be evidenced by a certain Term Note to be executed by the Borrower in favor of the Lender in conjunction herewith (the "Term Note"); and

WHEREAS, the Lender is willing to loan the Borrower the sums requested, on the terms and subject to the conditions set forth herein and in the other Loan Docu- ments (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration in hand paid by the parties hereto, the receipt and sufficiency of which is hereby acknowl- edged, the parties agree as follows:

1.     Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

(a)     "Affiliate"  shall mean any Person who controls or is controlled by or is under common control with the Borrower.

(b)     "Agreement"  shall mean this Loan Agreement, as the same may be amended, supplemented or modified, in writing, from time to time in accordance with the terms hereof.

(c)     "Borrower"  shall mean UNATION, LLC, a Delaware limited liability company, and any successor or permitted assign thereof.

(d)     "Business Day"  shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the State of Florida are authorized or required by law to close.

(e)     "Closing"  is defined in Section 7(a).

(f)     "Code"  shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g)     "Collateral"  is defined in Section 3(a).

(h)     "Commitment" shall mean the obligation of the Lender to make Advances pursuant to the terms and subject to the conditions hereof.

(i)     "Default" shall mean any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

(j)     "Environmental Laws" shall mean any of the Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund Act"), the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Clear Air Act, the Safe Drinking Water Act, the Solid Waste Disposal Act, or any similar laws imposing liability on any person for the generation, storage, impoundment and disposal, discharge, treatment, release, seepage, emission, transportation or destruction of any Hazardous Waste or of any garbage, sewage, effluent, smoke, dusty or any other form of pollution (whether or not denominated as a Hazardous Waste), as the same may be amended from time to time, and any rules, regulations, or administrative orders thereunder and any state statutes, laws, rules, regulations or administrative orders addressing the same or similar subject as the foregoing federal laws.

(k)     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(l)     "Event of Default " shall mean any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

(m)     "Financial Statements " are defined in Section 4(e)

(n)     "GAAP" shall mean generally accepted accounting principles, consistently applied.

(o)     "Hazardous Waste " shall mean any hazardous, toxic or radioactive substance, materials or products as defined under any Environmental Laws, including, but not limited to, petroleum products, ammonia, chlorine, derivatives of petroleum products, pesticides, asbestos and asbestos-containing materials, and polychlorinated biphenyls (PCBs).

(p)     "Lender" shall mean Marquesas Capital Partners, LLC a Dela-ware limited liability company, their successors and assigns.

(q)     “Loan” shall mean the aggregate amount outstanding under the Term Note on any given date.

(r)     "Loan Documents" shall mean, collectively, this Agreement, the Term Note, the Security Agreement, any UCC financing statements, and any other agreements, documents or instruments relating to the Loan, whether executed prior to or at the Closing hereof, as the same may be amended, supplemented or modified, in writing, from time to time; and "Loan Document " shall mean any one of the foregoing.

(s)     "Person" (whether or not such term is capitalized) shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or a government or any agency or political subdivision thereof.

(t)     "Security Agreement" is defined in Section 3(a).

(u)     "Subsidiary" shall mean any corporation or other business entity of which more than fifty percent (50%) of the outstanding securities of each class having ordinary voting power is at the time owned by the Borrower or by one or more of its Subsidiaries; or by the Borrower and one or more of its Subsidiaries.

(v)     "Term Note" shall mean that certain Term Note executed by the Borrower in favor of the Lender pursuant to Section 2 hereof.

(w)     "Termination Date" shall mean January 31, 2015. If such day is not a Business Day, the preceding Business Day shall be the Termination Date.

(x)     Other Definitional Provisions. All terms defined in or incorporated into this Agreement shall have the same defined meanings when used in the other Loan Documents or any certificate or other instrument made or delivered pursuant hereto unless the context otherwise requires. Each accounting term used but not defined herein shall have the meaning given to it under GAAP.

2.    The Term Loan.

(a)    Term Loan Commitment. Upon the terms and subject to the conditions set forth in this Agreement, the Lender agrees to lend to the Borrower an aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000).

(b)     Promissory Note. The Term Loan shall be evidenced by a Term Note in the form of Exhibit A attached hereto (the "Term Note").

(c)     Interest. The rate of interest under the Term Loan shall be 12%, based on a 365-day year, or such lower rate as may be necessary to comply with any applicable law. Interest shall be paid monthly until the Term Note is paid in full.

(d)    Use of Proceeds. The proceeds of the Term Loan shall be used as working capital.

(e)     Prepayment. Except as required by Section 2(f), the Borrower may not prepay the indebtedness evidenced by the Term Note.

(f)     Principal Payments. The principal amount of the Loan shall be repaid in full on the Termination Date.

3.     Security. As security for the full and timely payment of the principal of and interest on the Term Note and all other liabilities of the Borrower to the Lender arising in connection with the Loan, whether now existing or hereafter arising, the Borrower shall at or before the Closing:

(a)     grant to the Lender a valid, first priority perfected security interest in all business assets, including all Debtor's personal property, whether now owned or hereafter acquired including, without limitation, goods, accounts, accounts receivable, deposits accounts, investment property, stocks and bonds, LLC and partnership interest, instruments, chattel paper, documents, letter-of-credit rights, commercial tort claims and general intangibles, proceeds and products thereof, and any and all other assets of the Borrower, tangible or intangible, (collectively, together with the other collateral described in the Security Agreement, the “Collat- eral"), as is more fully set forth in the Security Agreement between the Borrower and the Lender, a copy of which Security Agreement is attached hereto as Exhibit B (the "Security Agreement"); and

(b)     execute and deliver to the Lender, in form and substance satisfactory to the Lender, UCC financing statements, chattel mortgages, assignments and such other documents as may be requested by the Lender to perfect the security interests and other liens referred to in subparagraph (a) above.

4.     Representations and Warranties. In order to induce the Lender to enter into this Agreement and to make the Loan, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Notes and the making of the Loan) that:

(a)     Status. The Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Louisiana, has the power and legal authority to own its property and carry on its business as now being conducted, and is duly qualified to do business in every jurisdiction where such qualification is necessary and where the failure to be so qualified might materially affect its operations.

(b)     Subsidiaries. The Borrower has no Subsidiaries.

(c)     Fictitious Names. The Borrower uses no fictitious name in the conduct of its business.

(d)     Power and Authority. The Borrower is authorized under all applicable provisions of law to execute, deliver and perform this Agreement and the other Loan Documents, and all action on the part of the Borrower required for the lawful execution, delivery and performance of this Agreement and the other Loan Documents has been duly taken. This Agreement and each of the other Loan Documents, upon the due execution and delivery thereof, will be the valid and enforceable obligation of the Borrower, in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally. Neither the execution and delivery of this Agreement or the other Loan Documents, nor the fulfillment of or compliance with their provisions and terms, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any applicable law, regulation, order, writ, or decree, or any agreement (including the Odebrecht Agreement) or instrument to which the Borrower is now a party, or create any security interest, chattel mortgage, lien or other encumbrance upon any of the property or assets of the Borrower pursuant to the terms of any agreement or instrument to which Borrower is a party or by which Borrower, or any of its property or assets are bound, except those in favor of the Lender expressly created by the Loan Documents.

(e)     Loss. No substantial loss, damage, destruction or taking of any of the real or personal property of the Borrower or of the real or personal property leased by the Borrower has occurred that has not been fully restored or replaced or that is not fully covered by insurance, less applicable deductibles, and neither such property nor the business of the Borrower has been adversely affected in any substantial way as the result of any accident, strike, lockout, embargo, riot, war or act of God or the public enemy.

(f)    Title to Assets. The Borrower has good and marketable title to all of its properties and assets, including, without limitation, the Collateral and the properties and assets disclosed on the Financial Statements; and all such properties and assets are free and clear of all security interests, chattel mortgages, liens, or other encumbrances of any kind, except those in favor of the Lender, those for taxes and assessments not yet due, and those disclosed on the Financial Statements.

(g)     Litigation. There are no investigations, actions, suits, or proceedings by any federal, state or local government body, agency or authority, or any political subdivisions thereof, or by any person, pending, or to the knowledge of the Borrower, threatened against the Borrower, or other proceedings to which the Borrower is a party (including administrative or arbitration proceedings).

(h)     Tax Returns. The Borrower has filed all tax returns, if any, required to be filed by it and has paid all taxes and assessments, if any, payable by it that have become due, other than those not yet delinquent. The Borrower has established reserves that are believed by the Borrower to be adequate for the payment of all federal and state income taxes not heretofore paid or closed by applicable statute.

(i)     Governmental Approval. The Borrower has complied and is in substantial compliance with all applicable laws and regulations of all governmental authorities. No written approval of any federal, state or local governmental authority, or any political subdivision thereof, is necessary to carry out the terms of this Agreement or any of the other Loan Documents, and no consents or approvals are required in the making or performance of this Agreement or any of the other Loan Documents.

(j)     Environmental Matters.

(j.i)     The Borrower is in compliance with all provisions of the Environmental Laws, and with any rules, regulations and administrative orders of any governmental agency, and with any judgments, decrees or orders of any court of competent jurisdiction with respect thereto.

(j.ii)     The Borrower has not received any assessment, notice of (primary or secondary) liability or notice of financial responsibility, and no notice of any action, claim or proceeding to determine such liability or responsibility, or the amount thereof, or to impose civil penalties with respect to a site listed on any federal or state listing of sites containing or believed to contain Hazardous Wastes, and the Borrower has not received notification that any hazardous substances (as defined under CERCLA) that it has disposed of have been found in any site at which any governmental agency is conducting an investigation or other proceeding under any Environmental Law.

(k)     No Untrue Statements. Neither this Agreement, nor any of the other Loan Documents, nor any other agreement, report, schedule, certificate or instrument heretofore or simultaneously with the execution of this Agreement delivered to the Lender by or on behalf of the Borrower, including any officer or other representative thereof, contains any material misrepresentation or untrue statement of material fact, or omits to state any material fact necessary to make any of such agreements, reports, schedules, certificates or instruments not misleading.

5.     Affirmative Covenants. The Borrower covenants that, so long as any portion of the Loan remains unpaid and unless the Lender otherwise consents in writing, it will:

(a)    Taxes and Liens. Promptly pay, or cause to be paid, all taxes, assessments and other governmental charges that may lawfully be levied or assessed upon the income or profits of the Borrower, or upon any property, real, personal or mixed, belonging to it, or upon any part thereof, and also any lawful claims for labor, material and supplies that, if unpaid, might become a lien or charge against any such property; provided however, the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings; but provided further that any such tax, assessment, charge, levy or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same.

(b)     Business and Existence. Do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and rights and franchises, trade names, patents, trademarks, trade secrets and permits that are reasonably necessary for the continuance of its business; and to continue to engage principally in the business currently operated by it.

(c)     Status. Maintain its existence as a limited liability company in good standing under the laws of the State of Louisiana and qualified to transact business as a foreign corporation, in good standing, in every jurisdiction in which it transacts business.

(d)     Insurance. Keep its business and properties insured at all times by responsible insurance companies against the risks and to the extent that provision for such insurance is usually made by other persons engaged in similar businesses similarly situated and to the extent satisfactory to the Lender, and carry such other types and amounts of insurance, including business interruption insurance, as are usually carried by persons engaged in the same or a similar business similarly situated and as are satisfactory to the Lender.

(e)     Maintain Property. Maintain its properties and facilities in good order and repair and, from time to time, make all needed and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on by it may be properly and advantageously conducted at all times in accordance with prudent business management.

(f)     True Books. Keep true books of record and account in which full, true and correct entries are made of all of its dealings and transactions; set up on its books such reserves as may be required by generally accepted accounting principles with respect to all taxes, assessments, charges, levies and claims, and with respect to its business in general, and include such reserves in interim as well as year-end financial statements; and to otherwise maintain its books of accounts in accordance with GAAP, consistently applied.

(g)     Right of Inspection. Permit any person designated by the Lender, at the Lender's expense, to inspect any of its properties, books and financial reports, and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants, all at such reasonable times and as often as the Lender may request.

(h)     Knowledge of Default. Upon any officer of the Borrower obtaining knowledge of an Event of Default (or an event which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both) hereunder or under any other obligation of the Borrower, cause to be delivered to the Lender an Officers' Certificate specifying the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto.

(i)     Suits or Other Proceedings. Upon any officer of the Borrower obtaining knowledge of any material litigation, dispute or proceedings being instituted or threatened against the Borrower, or any attachment, levy, execution or other process being instituted against any assets of the Borrower, in any case embodying or relating to a claim in excess of $10,000, cause to be delivered promptly to the Lender an Officers’ Certificate describing such litigation, dispute, proceeding, levy, execution or other process.

(j)     Further Assurances. At its cost and expense, upon request of the Lender, duly execute and deliver or cause to be duly executed and delivered to the Lender such further instruments and do and cause to be done such further acts that may be reasonably necessary or proper in the opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

(k)     Observe All Laws. Conform to and duly observe in all material respects all laws, regulations and other valid requirements of any regulatory authority with respect to its properties and the conduct of its business.

(l)     Ordinary Course of Business. Operate its business only in the ordinary course of business and, without the prior written consent of the Lender, not sell or lease Collateral that is not inventory, or pledge, transfer, assign, deliver, donate, gift or otherwise dispose of any Collateral or any interest therein.

6.     Negative Covenants. The Borrower agrees that, so long as any portion of the Loan remains unpaid, unless the Lender otherwise consents in writing, it will not:

(a)     Liens. Incur, create, assume or permit to exist at any time any mortgage, pledge, security interest, lien, charge or other encumbrance of any kind on any of its assets of any kind, real or personal, tangible or intangible, whether now owned or hereafter acquired, including any lease or purchase money security interest or any other "off balance sheet" indebtedness, and including the Collateral, except:

(i)     liens or security interests securing indebtedness owed to the Lender;

(ii)     liens for taxes not due or that are being contested in good faith by proper proceedings and against which, if requested by the Lender, the Borrower will establish reserves satisfactory to the Lender; and

(b)     Merger; Sale of Assets. Enter into any transaction of merger or consolidation; transfer, sell, assign, lease or otherwise dispose of any of its property or assets, except for the sale of inventory in the ordinary course of business; change its name; acquire the assets of another person; sell and leaseback any of its assets; otherwise change its structure or identity; or materially change the nature of its business as now conducted or enter into any new business.

(c)     Indebtedness. Incur, create, assume or permit to exist any indebtedness (including obligations under capital leases), except indebtedness incurred pursuant to this Agreement.

(d)     Guaranties. Guarantee, assume, endorse or otherwise in any manner become or remain liable in connection with, or otherwise become or remain responsible for, the obligations (including accounts payable) of any other person, other than the endorsement of negotiable instruments in the ordinary course of business for deposit or collection.

(e)     Action Affecting Collateral. Enter into any transaction that materially and adversely affects the Collateral or the Borrower's ability to repay the Note.

(f)     Accounting Practices. Change its accounting methods or practices, its depreciation or amortization policy or rates from those in existence as of the date hereof, except as required to comply with law or with GAAP.

(g)     Loans or Advances. Make loans or advances to any person, except loans or advances to employees not exceeding $10,000 in the aggregate and deposits required by government agencies or public utilities; provided that after giving pro forma effort to such advances, the Borrower will be in full compliance with all of the provisions of this Agreement.

(h)     Distributions. Declare or pay any distribution on account of any class of its securities, or redeem, purchase, retire or otherwise acquire, directly or indirectly, any of its securities; provided, however, that if the Borrower shall have accumulated cash at the rate of $100,000 per month to repay the Term Note in full at maturity, and shall have deposited such cash in an account that is part of the Collateral in which the Lender has a first priority security interest.

(i)     Affiliate Transactions. Enter into any transaction with any Affiliate, except for transactions where the consideration paid or to be paid to or by the Borrower, as the case may be, is at least as favorable to the Borrower as it would be if the Borrower were dealing with a completely independent party.

7.     Conditions Precedent to Loan.

(a)     Closing. The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of the Lender, on January 31, 2013, or at such other time and/or place as the parties may agree.

(b)     Conditions Precedent to the Closing. The Lender shall have no obligation to close the transactions contemplated hereby until the Lender has received the items listed below and/or the events described below have occurred, as the case may be:

(b.i)     Loan Documents. The Loan Documents shall have been duly executed by Borrower and delivered to the Lender.

(b.ii)     Borrowing Resolutions. A copy of the resolutions of the Managers of the Borrower certified by the Borrower's duly elected or acting secretary or assistant secretary authorizing the execution of this Agreement and the other Loan Documents and authorizing specified officers of the Borrower to execute and deliver this Agreement and the other Loan Documents.

(b.iii)     Certificates of Incumbency. A certificate of incumbency showing the present officers and directors of the Borrower and specimen signatures of said officers and directors.

(b.iv)     Certificate of Good Standing. A certified copy of the Articles of Organization, as amended to date, of the Borrower and a certificate of good standing with respect to the Borrower from the Secretary of State of the State of Louisiana; and a copy of the operating agreement, as amended to date, of the Borrower certified by its duly elected or acting secretary or assistant secretary.

(b.v)     UCC Search. A current UCC search from the Secretary of State of the State of Louisiana, showing that there are no filed liens as to the personal property of the Borrower, including, but not limited to, inventory, accounts, contract rights and equipment and other Collateral.

8.     Events of Default. The occurrence of one or more of the following events (an "Event of Default") shall constitute a default of the Loan:

(a)     Payment of Loan. The failure to pay any principal or interest payment on the Note or any other amount payable hereunder or under any of the other Loan Documents, either by the terms hereof or thereof or otherwise as herein or therein provided.

(b)     Payment of Other Obligations. The failure of the Borrower (i) to pay principal of or interest on any other indebtedness beyond any period of grace provided with respect thereto, (ii) to perform the Odebrecht Agreement, or (iii) to perform any other agreement, term and condition contained in any agreement or instrument under which any indebtedness is created, if the effect of such default is to cause, or permit the holder or holders of such indebtedness (or a trustee on behalf of such holder or holders) to cause, such indebtedness to become due prior to its stated maturity.

(c)     Representation or Warranty. Any representation or warranty made by the Borrower herein or in any writing furnished in connection with or pursuant to this Agreement or any of the other Loan Documents shall be false or misleading in any material respect on the date as of which made or deemed reaffirmed.

(d)     Other Covenants. The failure of the Borrower to perform or observe any other agreement, covenant, term or condition binding on it contained herein or in any of the other Loan Documents, and such default shall not have been remedied within 30 days after written notice thereof to the Borrower from the Lender.

(e)     Other Documents. The occurrence of any event of default as specified in any of the other Loan Documents.

(f)     Liquidation; Dissolution; Voluntary Bankruptcy. The liquidation or dissolution of the Borrower, or the suspension of the business of the Borrower, or the filing by the Borrower of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of the Borrower indicating its consent to, approval of or acquiescence in, any such petition or proceeding; the application by the Borrower for, or the appointment by consent or acquiescence of the Borrower of a receiver, a trustee or a custodian of the Borrower for all or a substantial part of its property; the making by the Borrower of any assignment for the benefit of creditors; the inability of the Borrower or the admission by the Borrower in writing of its inability to pay its debts as they mature; or the Borrower taking any corporate action to authorize any of the foregoing.

(g)      Involuntary Bankruptcy. The filing of an involuntary petition against the Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of the Borrower for all of a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower, and the continuance of any of such events for 30 days undismissed or undischarged.

(h)     Adjudication of Bankruptcy. The adjudication of the Borrower as bankrupt or insolvent.

(i)     Order of Dissolution. The entering of any order in any proceedings against the Borrower decreeing the dissolution, divestiture or split-up of the Borrower, and such order remains in effect for more than 60 days.

(j)     Reports and Certificates. Any report, certificate, financial statement or other instrument delivered to the Lender by or on behalf of Borrower is at the time of delivery false or misleading in any material respect.

(k)     Judgment. A final judgment, which with other outstanding final judgments against the Borrower exceeds an aggregate of $5,000, shall be rendered against the Borrower, and if within 30 days after entry thereof such judgment shall not have been discharged or execution thereon stayed pending appeal, or if within 30 days after the expiration of any such stay such judgment shall not have been discharged.

9.     Remedies.

(a)     Acceleration and Setoff. Upon the occurrence of any Event of Default, and at any time thereafter as long as the Event of Default is continuing, the Lender may, without notice, declare the entire principal and all interest on the Loan and all obligations under the Loan Documents, and all other indebtedness of the Borrower to the Lender, whether the Borrower's liability for payment thereof is primary or secondary, direct or indirect, sole, joint, several or joint and several, or whether the indebtedness is matured or unmatured, due or to become due, fixed, absolute or contingent, to be immediately due and payable (without presentment, demand, protest or other notice of any kind, all of which are expressly waived) and the Loan and all such other indebtedness thereupon shall be and become immediately due and payable, and the Lender may proceed to collect the same by foreclosure, at law, or as otherwise provided in the Loan Documents and/or other instruments or agreements signed by the Borrower. In addition, without limiting any other right of the Lender, whenever the Lender has the right to declare any indebtedness to be immediately due and payable (whether or not it has so declared), the Lender may set off against the indebtedness without notice any amounts then owed to the Borrower by the Lender in any capacity, whether due or not due, including without limitation deposits, stocks, bonds and other securities and other assets held in any custodial accounts, and the Lender shall be deemed to have exercised its right to set off immediately at the time its right to such election accrues.

(b)     Cumulative Remedies. All rights, remedies or recourses of the Lender under this Agreement, the Notes, the Security Agreement securing the Loan, or any other Loan Documents, under the Uniform Commercial Code or other law, in equity or otherwise, are cumulative, and exercisable concurrently, and may be pursued singularly, successively or together and may be exercised as often as occasion therefore shall arise. No act of commission or omission by the Lender, including, but not limited to, any failure to exercise, or any delay, forbearance or indulgence in the exercise of, any right, remedy or recourse hereunder or any other Loan Document shall be deemed a waiver, release or modification of that or any other right, remedy or recourse, and no single or partial exercise of any right, remedy or recourse shall preclude the Lender from any other or future exercise of the right, remedy or recourse or the exercise of any other right, remedy or recourse. No waiver or release of any such rights, remedies and recourses shall be effective against the Lender unless in writing and manually signed by an authorized officer on the Lender's behalf, and then only to the extent recited therein. A waiver, release or modification with reference to any one event shall not be construed as continuing or constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver, release or modification of, any subsequent right, remedy or recourse as to a subsequent event.

10.     Miscellaneous.

(a)    Waiver of Default. The Lender may, by written notice to the Borrower at any time and from time to time, waive any default in the performance or observance of any condition, covenant or other term hereof or any Event of Default that shall have occurred hereunder and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Borrower shall be restored to its former position hereunder and under the Loan Documents, and any Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default.

(b)     Amendments and Waivers. The Lender and the Borrower may, subject to the provisions of this Section 10(b), from time to time, enter into written agreements for the purpose of adding any provision to this Agreement or the other Loan Documents or changing in any manner the rights of the Lender or the Borrower hereunder or under the other Loan Documents. No such amendment, modification or supplement shall be established by custom, conduct or course of dealing, but solely by an instrument in writing duly executed by the party to be charged therewith. The Lender shall indicate its consent to any written request by the Borrower with respect to any such proposed amendment, modification or supplement by its delivery to the Borrower of its affirmative written approval thereof within ten days of its receipt of an Officers' Certificate requesting such amendment, modification or supplement; provided, however, that any such request shall be deemed denied by the Lender if such written approval thereof shall not have been delivered by the Lender to the Borrower within such period.

(c)     Notices. All notices, requests and demands to or upon the Borrower or the Lender shall be deemed to have been given or made when hand delivered, or two (2) days after having been deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, addressed as follows or to such other address as may be hereafter designated in writing hereunder by the respective parties:

If to the Borrower:

12802 Tampa Oaks Blvd, Suite 405
Tampa, FL 33637

If to the Lender:

8200 – 113th Street N, Suite 104
Seminole, FL 33772

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed.

(d)     No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, power or privilege hereunder or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any rights or remedies provided by law.

(e)     Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and other agreements made herein shall survive the execution and delivery of this Agreement and the other Loan Documents.

(f)     No Third Party Beneficiaries. This Agreement is a contract between the Lender and the Borrower for their mutual benefit and no third person shall have any right, claim or interest against either the Lender or the Borrower by virtue of any provision hereof.

(g)     Construction. This Agreement shall not be construed more strictly against the Lender than against the Borrower merely by virtue of the fact that this Agreement has been prepared by counsel for the Lender, it being acknowledged that the Borrower has been represented by counsel in the negotiation and review hereof.

(h)     Florida Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Florida without regard to the principles of the conflict of laws of Florida.

(i)     Consents. In the event the consent of the Lender is required herein, such consent may be arbitrarily withheld.

(j)     Paragraph Headings. Paragraph headings are for the purpose of identification only and are not considered as a substantive part of this Agreement.

(k)     Gender; Etc. Whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be, and the singular number includes the plural, and the plural number include the singular.

(l)     Severability. Each paragraph, provision, sentence and part thereof of this Agreement shall be deemed separate from each other paragraph, provision, sentence or part thereof, and the invalidity or unenforceability for any reason or to any extent of any such portion of this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any other Loan Document, or the application of such paragraph, provision, sentence or part thereof to other persons and circumstances.

(m)     Reimbursement of Expenses. The Borrower agrees to reimburse the Lender for all costs and out-of-pocket expenses (including reasonable attorneys’ fees) incurred in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents, and also all reasonable expenses incurred by the Lender (including attorneys' fees) in the collection of any indebtedness incurred hereunder upon the occurrence and continuation of an Event of Default by Borrower.

(n)     Stamp or Other Taxes. The Borrower agrees to pay any and all stamp, documentary, excise and intangible taxes now or hereafter payable in respect of this Agreement, the Notes and the other Loan Documents, whether in connection with the execution and delivery thereof, the making of any Advance previously or hereafter made, any modification or renewal thereof, or otherwise, together with any interest and penalties incident thereto. The Borrower agrees to and shall indemnify and hold the Lender harmless from and against all loss, cost, expense and attorneys' fees that may be incurred by the Lender in connection with any such assessment, tax, levy or other charge, or any interest or penalty resulting therefrom.

(o)     Further Assurances. The Borrower agrees that, at any time and from time to time after the execution and delivery of this Agreement, it shall, upon request of the Lender, execute and deliver such further instruments and documents, including, but not limited to, UCC financing statements, and do such further acts and things as the Lender may reasonably request in order to fully effect the purposes of this Agreement and to protect the Lender's interest in the Collateral. The Borrower hereby authorizes the Lender to obtain a credit report on it.

(p)     Jurisdiction and Venue. In the event that legal action is instituted to enforce or interpret this Agreement or any other Loan Document, or to collect the Loan or any other amounts due from the Borrower, the Borrower, on behalf of itself and its successors and assigns, consents to and by execution of this Agreement submit itself to, the jurisdiction of the courts of the State of Florida, and, notwithstanding the place of business of Borrower or the place of execution of this Agreement or any other Loan Document, any litigation relating to this Agreement and to any other Loan Documents, whether arising in contract or tort, by statute or otherwise, shall be brought in (and, if brought elsewhere, may be transferred to) a state court of competent jurisdiction in Hillsborough County, Florida.

(q)     Execution in Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

UNATION, LLC

By:
John Bartoletta, Its Manager

Marquesas Capital Partners, LLC.

By:
Dennis Thomas, Its Manager